As filed with the Securities and Exchange Commission on January 25, 2008
Registration No. 333-121673

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2
(Post-effective Amendment No. 3)
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEOPROBE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	2835 (Primary standard industrial Classification number)	31-1080091 (IRS employer identification number)

425 Metro Place North, Suite 300
Dublin, Ohio 43017-1367
(614) 793-7500
(Address and telephone number of principal executive offices)

425 Metro Place North, Suite 300
Dublin, Ohio 43017-1367
(Address of principal place of business)

Brent L. Larson, Vice President, Finance and Chief Financial Officer
Neoprobe Corporation
425 Metro Place North, Suite 300
Dublin, Ohio 43017-1367
(614) 793-7500
(Name, address and telephone number of agent for service)

Copies to:
William J. Kelly, Jr., Esq.
Porter, Wright, Morris & Arthur LLP
41 South High Street
Columbus, Ohio 43215
Telephone No. (614) 227-2136
wjkelly@porterwright.com
Approximate date of commencement of proposed sale to the public: Not Applicable

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
EXPLANATORY NOTE
     This Registration Statement on Form SB-2, File No. 121673 (the “Registration Statement”), was originally filed to register sales by Biomedical Value Fund, L.P., Biomedical Offshore Value Fund, Ltd., and David C. Bupp (the President and CEO of Neoprobe Corporation) (hereinafter referred to collectively as the “Selling Stockholders”), of a total of 32,350,000 shares of the common stock of Neoprobe Corporation (the “Company”) issuable to the Selling Stockholders through the conversion of debt and the exercise of warrants.
     The Company has filed this Post-effective Amendment No. 3 solely for the purpose of fulfilling the Company’s obligation under Item 512(a)(3) of Regulation S-B promulgated under the Securities Act of 1933, as amended (“Item 512”), which requires that the Company remove from registration by means of a post-effective amendment any of the securities originally registered by the Registration Statement that remained unsold at the termination of the offering. The offering related to the Registration Statement terminated on December 26, 2007. As of December 26, 2007, the Selling Stockholders had sold none of the shares of the Company’s common stock registered for resale pursuant to the Registration Statement. In accordance with Item 512, the Company hereby removes from registration all 32,350,000 shares of its common stock registered pursuant to the Registration Statement which remained unsold upon the termination of the offering.

Signatures
     In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has authorized this Post-effective Amendment No. 3 to its Registration Statement to be signed on its behalf by the undersigned in the City of Dublin, Ohio, on January 25, 2008.

Neoprobe Corporation
By:	/s/ Brent L. Larson
Brent L. Larson, Vice President, Finance and
Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David C. Bupp* David C. Bupp	President, Chief Executive Officer and Director (principal executive officer)	January 25, 2008

/s/ Brent L. Larson Brent L. Larson	Vice President, Finance and Chief Financial Officer (principal financial officer and principal accounting officer)	January 25, 2008

/s/ Carl J. Aschinger* Carl J. Aschinger	Chairman of the Board of Directors	January 25, 2008

/s/ Reuven Avital* Reuven Avital	Director	January 25, 2008

/s/ Kirby I. Bland* Kirby I. Bland, M.D.	Director	January 25, 2008

/s/ Owen E. Johnson* Owen E. Johnson, M.D.	Director	January 25, 2008

/s/ Fred B. Miller* Fred B. Miller	Director	January 25, 2008

/s/ Frank Whitley, Jr.* J. Frank Whitley, Jr.	Director	January 25, 2008

*By:	/s/ Brent L. Larson

Brent L. Larson, Attorney-in fact

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